                                                                    EXHIBIT 3.10


                             MEDIACOM DELAWARE LLC

                              OPERATING AGREEMENT


          OPERATING AGREEMENT, dated as of January 1, 1997 (this "Agreement"), of MEDIACOM DELAWARE LLC, a Delaware limited liability company.


                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Member has caused the formation of a limited liability company and desires to establish the respective rights and obligations of the Members pursuant to the Delaware Limited Liability Company Act in connection with the operation of MEDIACOM DELAWARE LLC.


          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties executing this Agreement below, intending to be legally bound, agree as follows:



                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------


          1.1  Definitions.  In this Agreement, the following terms shall have
               -----------
the meanings set forth below when used in this Agreement with initial capital letters:

          (a) "Accounting Period" shall mean, as the context may require, the
               -----------------
period commencing on the date of this Agreement or on the day following the last day of the immediately preceding Accounting Period, and ending on the next succeeding of the following: (a) the last day of each fiscal year of the Company; (b) the date upon which the Company shall be dissolved; or (c) any day designated by the Tax Matters Partner as the date upon which an Accounting Period shall end.

          (b) "Adjusted Basis" shall mean, as of any date of determination, the
               --------------
Company's adjusted basis in any asset as of such date, as determined for Federal income tax purposes pursuant to Section 1011 of the Code.

          (c) "Affiliate" shall mean, with respect to any Person, any other
               ---------
Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          (d) "Agreement" shall mean this Operating Agreement as amended
               ---------
from time to time.

          (e) "Capital Account" shall mean as of any date the Capital
               ---------------
Contribution to the Company by a Member, adjusted as of such date pursuant to the terms and provisions of this Agreement.

          (f) "Capital Contribution" shall mean any contribution by a Member to
               --------------------
the capital of the Company in cash, property or services rendered, as set forth on Schedule A.
   ----------

          (g) "Carrying Value" shall mean (i) with respect to any asset (other
               --------------
than cash) included in a Capital Contribution of a Member, the fair market value of such contributed property on the date of contribution reduced, but not below zero, by all depreciation, amortization, and similar expense charged to the Members' Capital Accounts with respect to such property and (ii) with respect to any other asset, the Adjusted Basis thereof.

          (h) "CATV Systems" shall mean any cable distribution system that
               ------------
receives broadcast signals by antennae, microwave transmission, satellite transmission or any other form of transmission that amplifies such signals and distributes them.

          (i) "Certificate of Formation" shall mean the Certificate of Formation
               ------------------------
of the Company filed with the Secretary of State of the State of Delaware on December 27, 1996.

          (j) "Claims" shall have the meaning set forth in Section 11.2 of
               ------
this Agreement.

          (k) "Code" shall mean the Internal Revenue Code of 1986, as
               ----
amended, and any successor to that Code.

          (l) "Company" shall refer to MEDIACOM DELAWARE LLC, a Delaware
               -------
limited liability company.

          (m) "Credit Agreement" shall mean that certain Amended and Restated
               ----------------
Credit Agreement, dated as of December 27, 1996, by and among Mediacom California, Mediacom Arizona, the lenders party thereto, and The Chase Manhattan Bank, as administrative agent, as amended, restated, modified or supplemented from time to time, including any increase, deferral, renewal, extension or refinancing thereof or any senior credit facility entered into hereafter by Mediacom or any subsidiary Affiliate.

          (n) "Default Rule" shall mean a rule stated in the Delaware Act:
               ------------

               (i) which structures, defines, or regulates the finances, governance, operations, or other aspects of a limited liability company organized under the Delaware Act, and

               (ii) which applies except to the extent it is negated or modified through the provisions of a limited liability company's certificate of formation or operating agreement.

          (o) "Delaware Act" shall mean the Delaware Limited Liability
               ------------
Company Act.

          (p) "Dissolution Event" shall have the meaning set forth in
               -----------------
Section 10.1 of this Agreement.

          (q) "Distribution" shall mean any cash and other property paid to
               ------------
a Member by the Company.

          (r) "Fiscal Year" shall mean the fiscal year of the Company,
               -----------
which shall be the year ending December 31.

          (s) "GAAP" shall mean generally accepted accounting principles
               ----
applied on a consistent basis.

          (t) "Indemnified Persons" shall have the meaning set forth in
               -------------------
Section 11.1 of this Agreement.

          (u) "Liquidator" shall have the meaning set forth in Section
               ----------
10.4.1 of this Agreement.

          (v) "Loss" shall mean the taxable loss of the Company for any Fiscal
               ----
Year or portion thereof, as computed for Federal income tax purposes in accordance with Section 703(a) of the Code. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be aggregated, but there shall be excluded from such computation any item of income, gain, loss, or deduction which is specifically allocated.

          (w) "Mediacom" shall mean Mediacom LLC, a New York limited
               --------
liability company and the sole Member of the Company.

          (x) "Mediacom Arizona" shall mean Mediacom Arizona LLC,  a Delaware
               ----------------
limited liability company and an Affiliate of the Company.

          (y) "Mediacom California" shall mean Mediacom California LLC, a
               -------------------
Delaware limited liability company and an Affiliate of the Company.

          (z) "Mediacom Management" shall mean Mediacom Management Corporation,
               -------------------
a Delaware corporation and a member of Mediacom California.

          (aa)  "Member" shall mean each Person who executes a counterpart
                 ------
of this Agreement.

          (bb)  "Minimum Gain" shall mean "partnership minimum gain" as
                 ------------
defined in Treasury Regulation Section 1.704-2(d).

          (cc)  "Net Agreed Value" shall mean
                 ----------------

                (i) in the case of any Capital Contribution other than cash, the fair market value of such property at the time of contribution reduced by any indebtedness secured by such property and assumed or taken subject to by the Company upon such contribution under Section 752 of the Code, and

                (ii) in the case of any property (other than cash) distributed to a Member, the fair market value of such property at the time of such distribution reduced by any indebtedness secured by such property and assumed or taken subject to by such Member upon such distribution under
     Section 752 of the Code.

          (dd)  "Partner Nonrecourse Debt" shall have the meaning set forth
                 ------------------------
in Treasury Regulation 1.704-2(b)(4).

          (ee)  "Partner Nonrecourse Debt Minimum Gain" shall have the
                 -------------------------------------
meaning set forth in Treasury Regulation 1.704-2(i)(3).

          (ff)  "Percentage Interest" shall mean with respect to any Member,
                 -------------------
the ratio of the value of the Capital Contribution of such Member to the aggregate value of all Capital Contributions.

          (gg)  "Person" shall mean any natural person, corporation,
                 ------
governmental authority, limited liability company, partnership, trust, unincorporated association or other commercial or legal entity.

          (hh)  "Profit" shall mean the taxable income of the Company for
                 ------
any Fiscal Year or portion thereof as computed for Federal income tax purposes in accordance with Section 703(a) of the Code. For this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be aggregated, but there shall be excluded from such computation any item of income, gain, loss, or deduction which is specifically allocated.

          (ii)  "Records" shall mean:
                 -------

                (1) true and full information regarding the status of the business and financial condition of the Company;

                (2) copies of the Company's Federal, state, and local income tax returns;
                (3) a current list of the name and last known business, residence, or mailing address of each Member;

                (4) a copy of this Agreement, the Certificate of Formation, and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and the Certificate of Formation and all amendments thereto have been executed;

                (5) true and full information regarding the amount of cash and a description and statement of the value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member;

                (6) a copy of each material contract entered into by the Company;

                (7) minutes of the meetings of the Members; and

                (8) other information regarding the affairs of the Company as required by an act of the Members or as is prudent and desirable in the opinion of the Members.

          (jj)  "Tax Matters Partner" shall be the Member designated in
                 -------------------
Section 8.5 hereof.

          (kk)  "Treasury Regulations" shall mean all proposed, temporary
                 --------------------
and final regulations promulgated under the Code as from time to time in effect.

          (ll)  "Unrealized Gain" shall mean, with respect to any asset and
                 ---------------
as of any date of determination, the excess, if any, of the then current fair market value of such asset over the Carrying Value thereof as of such date.

          (mm)  "Unrealized Loss" shall mean, with respect to any asset and
                 ---------------
as of any date of determination, the excess, if any, of the then current Carrying Value of such asset over the fair market value thereof as of such date.

                                   ARTICLE II
                                   ----------
                       RELATIONSHIP OF THIS AGREEMENT TO
                    THE CERTIFICATE OF FORMATION AND TO THE
                   DEFAULT RULES PROVIDED BY THE DELAWARE ACT
                   ------------------------------------------


          2.1  Relationship of this Agreement to the
               Default Rules Provided by the Delaware Act.
               ------------------------------------------

          Regardless of whether this Agreement specifically refers to particular Default Rules:

              (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and

              (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly.

          2.2  Relationship Between this Agreement
               and the Certificate of Formation.
               --------------------------------

          If a provision of this Agreement differs from a provision of the Certificate of Formation, then to the extent allowed by law this Agreement shall govern.


                                  ARTICLE III
                                  -----------
                                  ORGANIZATION
                                  ------------


          3.1  Formation.  One or more Persons has acted as an organizer to form
               ---------
a limited liability company by preparing, executing and filing the Certificate of Formation attached hereto as Exhibit A pursuant to the Delaware Act.

          3.2  Name.  The name of the Company is MEDIACOM DELAWARE LLC.
               ----

          3.3  Office of the Company.  The principal office of the Company shall
               ---------------------
be Route 133, Country Village Square, Dagsboro, Delaware. The Company may establish any other places of business as the Members may from time to time deem advisable.

          3.4  Registered Agent and Registered Office.  The registered agent and
               --------------------------------------
registered office of the Company shall be as designated in the Certificate of Formation which is Corporation Service Company, 1013 Center Road, Wilmington, Delaware 19805. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of the State of Delaware pursuant to the Delaware Act.

          3.5  Term.  The term of the Company shall be until December 31, 2026,
               ----
unless the existence of the Company is terminated sooner pursuant to this Agreement or the Delaware Act.

          3.6  Purpose.  The Company is formed for any lawful business purpose
               -------
or purposes. The business of the Company is to conduct any lawful business including, directly or through Persons in which the Company invests, to acquire franchises to operate, and to own, invest in, design, construct, maintain, manage and operate, one or more CATV Systems or wireless cable systems, or entities providing telecommunications services, and to do all things reasonably incidental thereto, including borrowing money and securing such borrowings by mortgage, pledge, or other lien, and leasing or disposing of CATV Systems. The initial business of the Company shall be to acquire and operate CATV Systems serving areas in and around, in Delaware, the residential and recreational areas known as Angola-by-the-Bay, the private residential communities known as (if applicable) Sea Colony and Ocean Pines, the Towns of Bethany Beach, Dagsboro, Frankford, Millsboro, Millville, Oceanview, Selbyville, and South Bethany, Long Neck and unincorporated Sussex County, and, in Maryland, the Towns of Willards and Pittsville, unincorporated Wicomico County and Worcester County, pursuant to that certain Asset Purchase Agreement, dated as of December 24, 1996, between American Cable TV Investors 5, Ltd. and Mediacom, which Asset Purchase Agreement has been assigned to the Company.


                                   ARTICLE IV
                                   ----------
                                    MEMBERS
                                    -------


          4.1  Names and Addresses.  The name and address of each Member is as
               -------------------
set forth in Schedule A to this Agreement.
             ----------

          4.2  Additional Members.  A Person may be admitted as a member after
               ------------------
the date of this Agreement upon the unanimous consent of the Members and upon compliance with the terms of this Agreement and any other conditions imposed by the Members from time to time for the admission of additional or substitute Members.

          4.3  Books and Records.  The Company shall keep the Records at its
               -----------------
principal place of business or at the office of Mediacom.

          4.4  Information.  Each Member and its agents may inspect the Records
               -----------
during ordinary business hours and upon reasonable notice at the principal office the Company, or other location of the Records.

          4.5  Limitation of Liability.  Each Member's liability shall be
               -----------------------
limited as set forth in this Agreement, the Delaware Act and other applicable law. No Member shall be personally liable for any indebtedness, liability or obligation of the Company without entering into a written agreement assuming such personal liability, except that such Member shall remain personally liable for the payment of its Capital Contribution and as otherwise set forth in this Agreement, the Delaware Act and any other applicable law.

          4.6  Priority and Return of Capital.  No Member shall have priority
               ------------------------------
over any other Member, whether for the return of a Capital Contribution or for Profits, Losses, or Distributions; provided, however, that this Section 4.6 shall not apply to loans or other indebtedness (as distinguished from a Capital Contribution) made by a Member to the Company.

          4.7  Liability of a Member to the Company.  A Member who or which
               ------------------------------------
rightfully receives the return of any portion of a Capital Contribution is liable to the Company only to the extent now or hereafter provided by the Delaware Act. A Member who or which receives a Distribution made by the Company in violation of this Agreement or made when the Company's liabilities exceed its assets (after giving effect to such Distribution) shall be liable to the Company for the amount of such Distribution.

          4.8  Financial Adjustments.  No Members admitted after the date of
               ---------------------
this Agreement shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Tax Matters Partner may, in its discretion, at the time a Member is admitted, close the books and records of the Company (as though the Fiscal Year had ended) or make pro rata allocations of loss, income and expense deductions to such Member for that portion of the Fiscal Year in which such Member was admitted in accordance with the Code.


                                  ARTICLE V
                                  ---------
                                  MANAGEMENT
                                  ----------


          5.1  Management.  The Company shall be managed by its Members.  Each
               ----------
Member shall have the right to act for and bind the Company in its ordinary course of its business. In order to effectively manage the operations of the Company, Mediacom, as Member, hereby authorizes and ratifies the execution, delivery and performance by the Company of the Management Agreement, dated as of the date hereof, between the Company and Mediacom Management, and the compensation set forth therein.

          5.2  Meeting of and Voting by the Members.
               ------------------------------------

          5.2.1  Meetings; Notice.  Meetings of the Members may be called at any
                 ----------------
time by any Member and shall be held at the Company's principal office or at any other place, within or outside the State of Delaware, designated in any notice of such meeting. If no such designation is made, the place of any such meeting shall be the principal office of the Company. Written or oral notice stating the place, day and hour of the meeting indicating that it is being issued by or at the direction of the Member calling the meeting, stating the purpose or purposes for which the meeting is called shall be delivered no fewer than ten nor more than sixty days before the date of the meeting. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by it.

          5.2.2  Record Date.  For the purpose of determining the Members
                 -----------
entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, or Members entitled to receive payment of any Distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring Distribution is adopted, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

               5.2.3  Quorum; Manner of Acting.  Members holding not less than
                      ------------------------
all the Percentage Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. If a quorum is present at any meeting, the vote or written consent of Members holding all the Percentage Interests shall constitute the act of the Members.

          5.2.4  Action by Members Without a Meeting. Whenever the Members of
                 -----------------------------------
the Company are required or permitted to take any action, such action may be taken without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by each of the Members.

          5.2.5  Proxies.  A Member may vote in person or by proxy executed in
                 -------
writing by the Member or by a duly authorized attorney-in-fact. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, except if the proxy states that it is irrevocable and if it is coupled with an interest in law sufficient to support an irrevocable power.

          5.2.6  Duties of Members.  The Members shall devote such time to the
                 -----------------
business and affairs of the Company as is necessary to carry out the Members' duties set forth in this Agreement. Each Member shall perform its duties in good faith, in a manner it reasonably believes to be in the best interests of the Company and with such care as an ordinarily prudent person in a similar position would use under similar circumstances. A Member who so performs such duties shall not have any liability by reason of being or having been a Member. Nothing contained in this Agreement shall be deemed to require the Members to manage the Company as its sole and exclusive function and the Members may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right pursuant to this Agreement to share or participate in such other business interests or activities or to the income or proceeds derived therefrom.

          5.2.7  Liability and Indemnification.  A Member shall not be liable to
                 -----------------------------
the Company or the other Member for any loss or damage sustained by the Company or the other Member, unless the loss or damage shall have been the result of fraud, the gross negligence or willful misconduct of such Member.

          5.2.8  Officers.  The Members may designate one or more individuals as
                 --------
officers of the Company, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Members. Any officer may be removed by the Members at any time, with or without cause. Each officer shall hold office until his or her successor is elected and qualified. Any number of offices may be held by the same individual. The salaries and other compensation of the officers shall be fixed by the Members.

          5.3  Management Fees and other Expenses.  Except as provided in the
               ----------------------------------
Management Agreement dated as of the date hereof between the Company and Mediacom Management, neither the Company nor any of its subsidiaries shall pay, or reimburse any Person for paying, any fees or expenses (including out-of-pocket expenses or allocated overhead), in respect of the executive management of the business or operations of the Company or any of its subsidiaries.


                                   ARTICLE VI
                                   ----------
                             CAPITAL CONTRIBUTIONS
                             ---------------------


          6.1  Capital Contributions.  Each Member shall contribute the amount
               ---------------------
set forth in Schedule A to this Agreement as the Capital Contribution to be made
             ----------
by such Member.

          6.2  Additional Contributions.  Except as set forth in Section 6.1 of
               ------------------------
this Agreement, no Member shall be required to make any Capital Contribution.

          6.3  Capital Accounts.  A Capital Account shall be maintained for each
               ----------------
Member in accordance with Section 8.2 of this Agreement.

          6.4  Transfers.  Upon a permitted sale or other transfer of Percentage
               ---------
Interests in the Company, the Capital Account relating to such transferred Percentage Interest shall become the Capital Account of the Person to which or whom such Percentage Interest is sold or transferred in accordance with Section 8.2(c) of this Agreement.

          6.5  Modifications.  The manner in which Capital Accounts are to be
               -------------
maintained pursuant to this Agreement is intended to
comply with the requirements of Section 704(b) of the Code. If in the opinion of the Tax Matters Partner, on the advice of the Company's accountants, the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Section 704(b) of the Code, then the method in which Capital Accounts are maintained shall be so modified; provided, however, that
                                                      --------  -------
any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members as expressed in this Agreement without the consent of each Member.

          6.6  Deficit Capital Account.  Except as otherwise required in the
               -----------------------
Delaware Act or this Agreement, no Member shall have any liability to restore all or any portion of a deficit balance in a Capital Account.

          6.7  Withdrawal or Reduction of Capital Contributions. A Member shall
               ------------------------------------------------
not receive from the Company any portion of a Capital Contribution until all indebtedness, liabilities of the Company, except any indebtedness, liabilities and obligations to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them. A Member, irrespective of the nature of the Capital Contribution of such Member, has only the right to demand and receive cash in return for such Capital Contribution.

          6.8  No Rights of Redemption or Return of Contribution. Except in
               -------------------------------------------------
accordance with the provisions of this Agreement, no Member has a right to have its Membership Interests or its Capital Contributions returned prior to the dissolution of the Company.


                                  ARTICLE VII
                                  -----------
                         Allocations and Distributions
                         -----------------------------

          7.1  Allocation of Profits and Losses.
               --------------------------------

               (a) Profits for each Accounting Period shall be allocated among the Members as follows:

                    (1) First, to the Members with deficit Capital Account balances at the end of such Accounting Period (but prior to any allocation of Profits pursuant to this Section 7.1(a)), in proportion to such deficits, until such deficits are reduced to zero;

                    (2) Second, to the Members if Members' Capital Accounts do not correspond to their Percentage Interests at the end of such Accounting Period (after the allocation of Profits provided for in Section 7.1(a)(1), but prior to any other allocations of Profits pursuant to this Section 7.1(a)) so as to make Members' Capital Accounts correspond to their Percentage Interests; and

                    (3) The balance, to the Members in proportion to their Percentage Interests.

               (b) Losses for each Accounting Period shall be allocated as follows:

                    (1) First, to the Members if Members' Capital Accounts do not correspond to their Percentage Interests at the end of such Accounting Period, so as to make Members' Capital Accounts correspond to their Percentage Interests; and

                    (2) The balance, to the Members in proportion to the Percentage Interests.

          7.2  Distributions.  All Distributions other than Distributions
               -------------
pursuant to Section 7.4 hereof shall be made to the Members in proportion to the amounts by which their Capital Contributions exceed all Distributions previously made to such Members until each has received amounts in the aggregate equal to its Capital Contribution, and then in proportion to their Percentage Interests.


          7.3  No Right to Distributions Except
               Upon Dissolution of the Company.
               -------------------------------

          The occurrence of a Dissolution Event with respect to the Company shall entitle each Member to receive the Distributions set forth in Section 7.4.

          7.4  Distributions Upon Dissolution of the Company.  Upon dissolution
               ---------------------------------------------
of the Company:

               (a) The Company shall first satisfy (or provide for the satisfaction of) all the Company's debts and other obligations (including any debts to Members and former Members, including any amounts owing in respect of Affiliate Subordinated Indebtedness, as that term is defined in the Credit Agreement, and any amounts due and owing Mediacom Management and deferred pursuant to the terms of the Credit Agreement but excluding other obligations to Members and former Members).

               (b) The Company shall distribute its remaining assets to the Members and any former Members whose interests have not been previously redeemed as follows:

                    (1) First, to the Members in proportion to the amounts by which their Capital Contributions exceed previous Distributions until each has received amounts in the aggregate equal to its Capital Contribution; and

                    (2) The balance to the Members in proportion to their Percentage Interests.

               (c) Notwithstanding the foregoing provisions of Section 7.4(b), upon the dissolution of the Company, all Distributions shall be made to the Members in proportion to the positive balances of such Members' Capital Accounts (after such

Capital Accounts have been adjusted to take into account all events related to such dissolution) and (after all Members have a zero balance in their Capital Accounts) all Distributions shall be made as provided in Section 7.4(b).

          7.5  Offset.  The Company may offset all amounts owing to the Company
               ------
by a Member against any Distribution to be made to such Member.

          7.6  Limitation Upon Distributions.  No Distribution shall be declared
               -----------------------------
and paid unless, after such Distribution is made, the assets of the Company are in excess of all liabilities of the Company.

          7.7  Interest on and Return of Capital Contributions.  No Member shall
               -----------------------------------------------
be entitled to interest on its Capital Contribution or to a return of its Capital Contribution, except as specifically set forth in this Agreement.


                                  ARTICLE VIII
                                  ------------
                                  Tax Matters
                                  -----------


          8.1  Tax Characterization and Returns.
               --------------------------------

          (a) The Members acknowledge that the Company will be treated as a "partnership" for Federal and state tax purposes. All provisions of this Agreement and the Certificate of Formation are to be construed so as to preserve that tax status.

          (b) Within ninety (90) days after the end of each Fiscal Year, the Tax Matters Partner will cause to be delivered to each Person who was a Member at any time during such Fiscal Year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of each Member's Federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain or loss, and credits for the Fiscal Year.

          8.2  Capital Accounts.
               ----------------

          (a) The Capital Account of each Member shall be increased by
                                                          ---------

               (1) the amount of all Capital Contributions made by such Member (which amount, in the case of contributed property other than cash, shall be the Net Agreed Value thereof) and

               (2) all Profit and each item of income and gain which is allocated to the Member pursuant to Section 7.1, 8.3(b), and 8.3(c) hereof (computed in each instance with the adjustments detailed in Section 8.2(b) below)
and decreased by
    ---------

                    (x) all Loss and each item of loss and deduction which is allocated to the Member pursuant to Section 7.1, 8.3(b), and 8.3(c) (computed in each instance with the adjustments detailed in Section 8.2(b) below) and

                    (y) all cash and the Net Agreed Value of any property distributed by the Company to such Member pursuant to this Agreement.

          (b) Solely for the purposes of maintaining the Members' Capital Accounts, the Profit or Loss of the Company and each item of income, gain, loss, or deduction which is specially allocated pursuant to Section 8.3(b) and 8.3(c) shall be adjusted as follows:

               (1) Any income of the Company that is exempt from Federal income tax shall be added to such Profit or Loss;

               (2) all deductions for depreciation, cost recovery, amortization, or similar items attributable to any property (other than cash) contributed by a Member to the Company (including adjustments under Section 48(q) of the Code) shall be determined as if the Adjusted Basis of such property on the date of contribution was equal to the Carrying Value of such property on such date, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

               (3) Any income, gain or loss attributable to the taxable disposition of any asset shall be determined by the Company as if the Adjusted Basis of such asset as of the date of disposition were equal to the Carrying Value of such asset as of such date;

               (4) All fees and other expenses incurred by the Company to promote the sale of (or to sell) an interest that can neither be deducted nor amortized under Section 709 of the Code shall be treated as an item of deduction.

               (5) The computation of all items of income, gain, loss, and deduction shall be made without regard to any adjustment in the basis of Company asset as a result of an election under Section 754 of the Code which may be made by the Company (except to the extent required by Treasury Regulation Section 1.704-1(b)(2)(iv)(m)) and, as to those items described in Section 705(a)(2)(B) of the Code, without regard to the fact that such items are neither currently deductible nor capitalizable for Federal income tax purposes; and

               (6) In the event that any Distribution is made to a Member other than in cash (including liquidating Distributions), the Capital Accounts of the Members, immediately prior to such distribution, shall be appropriately adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to the distributed property (determined on the basis of the fair market value of the property at the time of distribution).

          (c) A transferee will succeed to the Capital Account (or such portion thereof) relating to the interest transferred, and there shall be no adjustment to the Capital Accounts as a result of such transfer except as otherwise required under Treasury Regulation Section 1.704-1. If, however, the transfer causes a termination of the Company under Section 708(b)(1)(B) of the Code, the assets shall be deemed to have been distributed in liquidation of the Company to the remaining Members (including such transferee) and recontributed by such Members and such transferee in reconstitution of the Company, and the Capital Accounts of the Members in such reconstituted Company shall at such time be determined, and shall thereafter be maintained, in accordance with the rules set forth in this Agreement.


          Section 8.3  Special Tax Rules
                       -----------------

          (a) Special Rules Relating to Contributed Property. Solely for tax
              ----------------------------------------------
purposes (and not for Capital Account purposes), in the case of any property (other than cash) included in a Capital Contribution, items of income, gain, loss, deduction, and credit attributable to such contributed property shall be allocated as follows:

               (1) first, among the Members in a manner that takes into account
                   -----
the variation between the fair market value of such property and its Adjusted Basis at the time of contribution (in accordance with Section 704(c) of the Code and applicable Regulations), and

               (2) thereafter, in accordance with Section 7.1 and the other
                   ----------
provisions of this Article.

          (b) Guaranteed Payments.  Notwithstanding the foregoing, in the event
              -------------------
that any fees, interest, or other amounts paid or payable to any Member are deducted by the Company in reliance on Sections 707(a) or 707(c) of the Code, and such fees, interest, or other amounts are disallowed as deductions to the Company and are recharacterized as Company distributions, there shall be allocated to such Member, prior to the allocations provided in Section 7.1, an amount of Company gross income for the year in which such fees, interest, or other amounts are treated as Company distributions equal to such fees, interest, or other amounts so treated as distributions.

          (c) Special Overrides.  (1)  Solely for purposes of determining a
              -----------------
Member's Capital Account in applying the provisions of this clause (c), the anticipated adjustments, allocations, and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6) shall be taken into account, and each Member shall be deemed obligated to restore any deficit in its Capital

Account to the extent of the sum of its share of the Minimum Gain, as determined pursuant to Treasury Regulation Section 1.704-2(g)(i), and its share of the Partner Nonrecourse Debt Minimum Gain, as determined pursuant to Treasury Regulation Section 1.704-2(i)(5).

               (2) Notwithstanding any other provision of this Agreement, no allocation of Loss, or other allocation of loss or deduction, shall be made to any Member if such allocation would result in such Member having a negative balance in its Capital Account at the close of any Fiscal Year in excess of the amount it would be required to restore on a liquidation of the Company at the close of such Fiscal Year (or a liquidation of such Member's interest in the Company).

               (3) Notwithstanding any other provision of this Agreement, in the event any Member unexpectedly receives an adjustment, allocation, or distribution described in clause (4), (5), or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) that results in such Member having a negative balance in its Capital Account at the close of any Fiscal Year in excess of the amount that it is required to restore on a liquidation of the Company at the close of such Fiscal Year (or of the Member's interest in the Company), or for any other reason has a deficit Capital Account balance in excess of such amount, such Member shall, prior to the allocations otherwise provided in this Section, be allocated Profit (and other income and gain) in an amount and manner sufficient to eliminate such excess as promptly as possible.

               (4) In accordance with and pursuant to Treasury Regulation 1.704-2(i)(1), all partner nonrecourse deductions (as defined in that Regulation) shall be allocated to the Member that bears the economic risk of loss on the debt giving rise to such deductions as determined under that Regulation. Further, in accordance with and pursuant to Treasury Regulation 1.704-2(f) and - 2(i)(4) (and subject to the exceptions set forth therein), if there is a net decrease in either the Company's Minimum Gain or Partner Nonrecourse Debt Minimum Gain or both during any Fiscal Year, all Members shall be allocated, before any other allocation is made of Profit (and other income and gain) or Loss (or other loss or deduction) for such Fiscal Year, items of income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to the Member's share in the decrease in Minimum Gain or Partner Nonrecourse Debt Minimum Gain, as determined pursuant to Treasury Regulation Sections 1.704-2(g)(2) and 1.704-2(i)(4).

               (5) It is the intent of the parties to this Agreement that the chargeback provisions and the limitation on loss allocations provided in this Section satisfy the "allocation of nonrecourse liability" rules provided in Treasury Regulation 1.704-2 and the requirements of Treasury Regulation 1.704-1(b)(2)(ii)(d) (relating to the alternate test for economic effect and "qualified income offset). It is further intended that the allocations under this Section shall effect an allocation for Federal income tax purposes in a manner consistent with Section 704(b) and (c) of the Code and comply with any limitations or restrictions therein. If for any reason the allocations contained in this Agreement shall conflict with the Regulations promulgated under Section 704 of the Code, the Members acknowledge that such Regulations shall control.

               (6) The allocations set forth in this Section (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b). The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company Distributions. Accordingly, the Tax Matters Partner (or any successor thereto) is hereby authorized, with the advice of the company's accountants, to devise other allocations of income, gains and losses and other items among the Members as may be necessary so as to prevent the Regulatory Allocations from distorting the manner in which Company Distributions will be divided among the Members; provided, however, that any change in the manner of maintaining Capital Accounts
--------  -------
shall not materially alter the economic agreement between or among the Members as expressed in this Agreement without the consent of each Member. In general, the Members anticipate that this will be accomplished by specially allocating items of income, gain, loss and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations to such Member is zero. However, the Tax Matters Partner shall have discretion to accomplish this result in any reasonable manner.

          8.4  Accounting Decisions
               --------------------

          (a) Subject to the provisions of this Agreement, the Tax Matters Partner will make all decisions as to accounting matters.

          (b) Subject to the provisions of this Agreement, the Tax Matters Partner may cause the Company to make whatever elections the Company may make under the Code, including the election referred to in Section 754 of the Code to adjust the basis of Company assets.

          (c) The Company shall make the following elections on the appropriate tax returns:

               (1) To adopt the calendar year as the Fiscal Year;

               (2) To adopt the accrual method of accounting for income tax purposes and keep the Company's books and records in accordance with GAAP;

               (3) If a Distribution as described in Section 734 of the Code occurs or if a transfer of a Membership Interest described in Section 743 of the Code occurs, upon the written request of any Member, to elect to adjust the basis of the property of the Company pursuant to Section 754 of the Code;

          (4) To elect to amortize the organizational expenses of the Company and the start up expenditures of the Company under Section 195 of the Code ratably over a period of sixty months as permitted by Section 709(b) of the Code; and

          (5) Any other election that the Tax Matters Partner may deem appropriate and in the best interests of the Members. Neither the Company nor any Member may make an election for the Company to be excluded from the application of Subchapter K of Chapter I of Subtitle A of the Code or any similar provisions of applicable state law, and no provisions of this Agreement shall be interpreted to authorize any such election.

          8.5  Tax Matters Partner.  Mediacom shall be the "tax matters partner"
               -------------------
of the Company pursuant to Section 6231(a)(7) of the Code. Any Member who is designated as successor Tax Matters Partner shall take any action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Partner shall not extend the statute of limitations, compromise any tax controversy or take any other material action except after consultation with the Members.

          8.6  Tax Returns.  The Tax Matters Partner shall cause to be prepared
               -----------
and filed all necessary Federal and state income tax returns for the Company. Each Member shall furnish to the Tax Matters Partner all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

          8.7  Tax Withholdings.  The Company shall at all time be entitled to
               ----------------
make payments with respect to any Member in amounts required to discharge any legal obligation of the Company pursuant to any provision of the Code or any other tax provision or any provision enacted in the future imposing a similar obligation on the Company to withhold or make payments to any governmental authority with respect to any United States federal, state or local tax liability of such Member arising as a result of such Member's interest in the Company. Each such payment made to any governmental authority shall be deemed to be a loan by the Company to such Member and shall not be deemed to be a distribution. The amount of such payments made with respect to any Member, plus interest at an annual rate equal to two percent plus the Company's highest borrowing rate on each such amount from the date of each such payment until such amount is repaid to the Company, shall be repaid to the Company by (i) deduction from the current or next succeeding distribution or distributions otherwise payable to such Member pursuant to this Agreement or (ii) earlier payment of such amounts and interest by such Member to the Company.

                                   ARTICLE IX
                                   ----------
                                   Transfers
                                   ---------


          No Member may transfer, sell, gift, or otherwise dispose of all, or any portion of, or any interest or rights in, the Percentage Interest owned by the Member without the consent of all of the Members. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship among the members of the Members. The transfer of any Percentage Interest in violation of the prohibition contained in this
Article IX shall be deemed invalid, null and void, and of no force and effect. Any Person to whom Percentage Interests are attempted to be transferred in violation of this Article IX shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive Distributions or have any other rights in or with respect to the Percentage Interests. Notwithstanding the foregoing, each of the Members hereby consents to the pledge of the Percentage Interests pursuant to the Amended and Restated Security Agreement dated as of December 27, 1996, between Mediacom California and the Company, as Securing Parties, and The Chase Manhattan Bank, as Administrative Agent, as amended, restated, modified or supplemented from time to time, including as a result of any increase, deferral, renewal, extension or refinancing of the Credit Agreement, and consents to any transfer of Percentage Interests upon any foreclosure or other exercise of remedies in respect of such pledge.


                                   ARTICLE X
                                   ---------
                            Dissolution; Winding Up
                            -----------------------


          10.1 Dissolution.  The Company shall be dissolved upon the happening
               -----------
of any of the following events (each, a "Dissolution Event"):

               (a) when the period fixed for its duration in Section 3.5 has expired;

               (b)  upon the vote of all the Members;

               (c) the occurrence of an event described in Section 18-304 of the Delaware Act regarding bankruptcy or insolvency of any Member; or

               (d) the entry of a decree of judicial dissolution under the Delaware Act.

          10.2 Voluntary Withdrawal.  Except as expressly permitted in this
               --------------------
Agreement, a Member shall not voluntarily withdraw or take any other voluntary action which, directly or indirectly, causes a Dissolution Event.

          10.3 Effect of Dissolution.  Except as permitted by the Delaware Act,
               ---------------------
upon dissolution the Company shall cease to carry on its business and shall file a Certificate of Cancellation as provided in Section 18-203 of the Delaware Act.

          10.4 Winding Up, Liquidation and Distribution of Assets.
               --------------------------------------------------

          10.4.1 Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the previous accounting until the date of the Dissolution Event. The Member appointed by the other Member as the liquidator (the "Liquidator") shall immediately proceed to wind up the affairs of the Company.

               10.4.2 If the Company is dissolved and its affairs are to be wound up, the Liquidator shall:

               (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable,

               (ii) Discharge all liabilities of the Company, including liabilities to Members who are creditors (including with respect to Affiliate Subordinated Indebtedness and any amounts owed to Mediacom Management and deferred pursuant to the Credit Agreement), to the extent otherwise permitted by law, other than any liabilities to Members for distributions declared but not yet paid by the Company, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company,

              (iii) Allocate any profit or loss resulting from the sales of Company assets to the Members in accordance with this Agreement, and

               (iv) Distribute the remaining assets in the following order:

                    (1) If any assets of the Company are to be distributed in-kind, the net fair market value of such assets as of the date of the Dissolution Event shall be determined by an independent appraisal or the Tax Matters Partner. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of this Agreement to reflect such deemed sale.

                    (2) In accordance with Section 7.4 hereof, either in cash or in-kind, as determined by the Liquidator, with any assets distributed in-kind being valued for this purpose at their fair market value in accordance with the requirements set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

          10.4.3 Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), if any Member has a deficit Capital Account (after giving effect to all contributions, Distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the year in which the liquidation occurs), such Member shall have no obligation to make any contribution to capital, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

          10.4.5 Upon completion of the winding up, liquidation and distribution of assets, the Company shall be deemed terminated.

          10.5  Return of Contributions to Capital Nonrecourse to Other Members.
                ---------------------------------------------------------------
Except as provided by law or as expressly provided in this Agreement, upon dissolution each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contributions of one or more Members, such Member or Members shall have no recourse against any other Member.


                                   ARTICLE XI
                                   ----------
                                INDEMNIFICATION
                                ---------------

          11.1 Exculpatory Provisions.  None of the Members nor any of their
               ----------------------
respective shareholders, members, partners, officers, directors, employees or control persons (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations thereunder) of such Members (collectively, the "Indemnified Persons") shall be liable directly or
                    -------------------
indirectly, to the Company or to any other Member for any act or omission (in relation to the Company or this Agreement) taken or omitted by such Indemnified Person in good faith, provided that such act or omission did not constitute
                      --------
gross negligence, fraud or willful violation of the law or this Agreement.

          11.2 Indemnification of Members.  The Company shall, to the fullest
               --------------------------
extent permitted by the Delaware Act, indemnify and hold harmless each Indemnified Person against all claims, liabilities and expenses of whatever nature ("Claims") relating to activities undertaken in connection with the
         ------
Company, including but
not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel, accountants' and experts' and other fees, costs and expenses reasonably incurred in connection with the investigation, defense or disposition (including by settlement) of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person, provided that no indemnity
                                                     --------
shall be payable hereunder against any liability incurred by such Indemnified Person by reason of such Indemnified Person's gross negligence, fraud or willful violation of the law or this Agreement or with respect to any matter as to which such Indemnified Person shall have been adjudicated not to have acted in good faith.

          11.3 Advance of Expenses.  Expenses incurred by an Indemnified Person
               -------------------
in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified by the Company.

          11.4  Control of Claim.  The Company shall have the right to select
                ----------------
counsel (provided such counsel is reasonably satisfactory to the Indemnified Person) and to control the defense of any action giving rise to a Claim, provided that an Indemnified Person may nevertheless employ counsel to represent
--------
and defend it, but the Company will not be required to pay the fees and disbursements of more than one counsel in any jurisdiction in any proceeding (unless by reason of potential conflicts of interest, representation by more than one counsel is necessary). The right to control the defense of any action shall not include the right to enter into a settlement with respect to such action, unless such settlement is for money damages only (and the Company first posts a bond or other security satisfactory to the Indemnified Person sufficient, without regard to the provisions of Section 11.6, to cover the full amount of the proposed settlement).

          11.5 Non-Exclusivity.  The right of any Indemnified Person to the
               ---------------
indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives.

          11.6  Satisfaction from Company Assets.  All judgments against the
                --------------------------------
Company or an Indemnified Person, in respect of which such Indemnified Person is entitled to indemnification, shall first be satisfied from Company assets before the Indemnified Person is responsible therefor.

          11.7 Notices of Claims.  Promptly after receipt by an Indemnified
               -----------------
Person of notice of the commencement of any action or proceeding or threatened action or proceeding involving a Claim, such Indemnified Person will, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Company and each other Member of the commencement of such action, provided that the failure of any Indemnified Person to give notice as
        --------
provided herein shall not relieve the Company of its obligations under this
Article XI, except to the extent that the Company is actually prejudiced by such failure to give notice. Each such Indemnified Person shall keep the Company and each other Member apprised of the progress of any such proceeding.


                                  ARTICLE XII
                                  -----------
                               General Provisions
                               ------------------


          12.1 Notices.  Any notice, demand or other communication required or
               -------
permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes if (a) delivered personally to the party or to an executive officer of the party to whom such notice, demand or other communication is directed or (b) sent by registered or certified mail, postage prepaid, addressed to the Member or the Company at its address set forth in this Agreement. Except as otherwise provided in this Agreement, any such notice shall be deemed to be given three business days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth in this Section.

          12.2 Amendments.  This Agreement contains the entire agreement between
               ----------
the Members with respect to the subject matter of this Agreement, and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made, by the Members with respect thereto, whether or not relied or acted upon. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect any Member's obligations pursuant to this Agreement or any rights and remedies of a Member pursuant to this Agreement. No amendment to this Agreement shall be effective unless made in a writing duly executed by all Members and specifically referring to each provision of this Agreement being amended.

          12.3 Headings.  The headings in this Agreement are for convenience
               --------
only and shall not be used to interpret or construe any provision of this Agreement.

          12.4 Waiver.  No failure of a Member to exercise, and no delay by a
               ------
Member in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Member of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by all Members and specifically referring to each such right or remedy being waived.

          12.5 Sole Member.  Upon formation, there shall be only one Member of
               -----------
the Company. Unless and until there is more than one Member, all references in this Agreement to Members shall be deemed to be references to the sole Member.

          12.6 Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

          12.7 Binding.  This Agreement shall be binding upon and inure to the
               -------
benefit of all Members, and to the extent permitted by this Agreement, their respective legal successors and assignees.

          12.8 Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original and all of which shall constitute one and the same instrument.

          12.9 Governing Law.  This Agreement shall be governed by, and
               -------------
interpreted and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

          12.10  Further Assurances.  The Members each agree to cooperate, and
                 ------------------
to execute and deliver in a timely fashion any and all additional documents and do such further acts as may be necessary to effectuate the purposes of the Company and this Agreement.

          IN WITNESS WHEREOF, the founding Member has executed this Operating Agreement as of the date first written above.



                              MEDIACOM LLC


                              By:  /s/ Rocco B. Commisso
                                 --------------------------------
                                 Name:  Rocco B. Commisso
                                 Title: Manager